As filed with the Securities and Exchange Commission on May 15, 2008
--------------------------------------------------------------------------------
                                                      Registration No. 333-66293

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 ITT CORPORATION
                                 ---------------
             (Exact name of registrant as specified in its charter)

                   Indiana                                13-5158950
(State or other jurisdiction of incorporation         (I.R.S. Employer
               or organization)                       Identification No.)

                   4 West Red Oak Lane White Plains, NY 10604
               (Address of Principal Executive Offices) (Zip Code)

                  ITT Corporation 1997 Long-Term Incentive Plan
                  ---------------------------------------------
                            (Full title of the plan)

                            Kathleen S. Stolar, Esq.
             Vice President, Secretary and Associate General Counsel
                              ITT Industries, Inc.
                               4 West Red Oak Lane
                             White Plains, NY 10604
                                 (914) 641-2000
(Name, address, and telephone number, including area code, of agent for service)

                                   Copies to:
                             Sheri E. Bloomberg, Esq
                               Dewey & LeBoeuf LLP
                           1301 Avenue of the Americas
                               New York, NY 10019
                                 (212) 259-8000

                          DEREGISTRATION OF SECURITIES

                              Explanatory Statement

     This Post Effective Amendment No. 1 to Registration on Form S-8, Registration No. 333-66293 (the "Registration Statement"), is being filed to deregister certain shares (the "Shares") of ITT Corporation (the "Registrant" or "ITT") that were registered for issuance pursuant to the ITT 1997 Long-Term Incentive Plan (the "Plan"). The Registration Statement registered 500,000 Shares issuable pursuant to the Plan to employees of ITT. The Registration Statement is hereby amended to deregister the remaining unissued shares under the Plan.

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                                   SIGNATURES

     Pursuant to the requirements of the U.S. Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in White Plains, New York, on May 15, 2008.


                       ITT CORPORATION


                       By:/s/  Denise L. Ramos
                          --------------------
                       Name: Denise L. Ramos
                       Title: Senior Vice President and Chief Financial Officer
                                     (Principal Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                        Title                       Date
           ---------                        -----                       ----

/s/  Steven R. Loranger         Chairman, President and Chief       May 15, 2008
----------------------          Executive Officer and Director
Steven R. Loranger (Principal
Executive Officer)


/s/  Janice M. Klettner         Vice President and Chief            May 15, 2008
-----------------------         Accounting Officer
Janice M. Klettner (Principal
Accounting Officer)


/s/  Curtis J. Crawford         Director                            May 15, 2008
-----------------------
  Curtis J. Crawford


/s/  Christina A. Gold          Director                            May 15, 2008
----------------------
  Christina A. Gold


/s/  Ralph F. Hake              Director                            May 15, 2008
------------------
  Ralph F. Hake


/s/  John J. Hamre              Director                            May 15, 2008
------------------
  John J. Hamre


/s/  Frank T. MacInnis          Director                            May 15, 2008
----------------------
  Frank T. MacInnis

           Signature                        Title                       Date
           ---------                        -----                       ----

/s/  Surya N. Mohapatra         Director                            May 15, 2008
-----------------------
  Surya N. Mohapatra


/s/  Linda S. Sanford           Director                            May 15, 2008
---------------------
  Linda S. Sanford


/s/  Markos I. Tambakeras       Director                            May 15, 2008
-------------------------
  Markos I. Tambakeras